Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kleopatra Holdings 2 S.C.A

Luxembourg

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2016, relating to the consolidated financial statements of Kleopatra Holdings 2 S.C.A as of and for the years ended September 30, 2016 and 2015, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Richmond, Virginia

December 21, 2016